The Alkaline Water Company Announces Closing of Non-Brokered Private Placement of Subscription Receipts

Shaquille O'Neal and Company Chairman Aaron Keay Invest US$1 Million Each

SCOTTSDALE, Arizona - July 6, 2021 - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company") today announces, that further to its News Release of July 5, 2021, it has closed a non-brokered private placement financing (the "Financing") of 4,757,381 subscription receipts (each, a "Subscription Receipt") at a price of US$1.05 per Subscription Receipt for total gross proceeds of US $4,995,250.05.

"Alkaline88® continues to be one of the most prominent growing premium functional waters in the category. Having just reported another record year, the Company could not be better positioned for aggressive growth throughout fiscal 2022 in multiple different sales channels," said the Alkaline Water Company's Chairman, Aaron Keay. "Leading this financing alongside Shaquille is not only an honor but an aligned testament to both our beliefs that Alkaline88 is becoming a household name for premium waters and a go-to brand across America."

"I only invest in companies I believe in and products that I use. Alkaline88® checks both boxes," said Shaquille. "We've got big plans for this company and I'm looking forward to being a key player in its continued success."

Mr. Keay's and Shaquille O'Neal's equal investments of US$1,050,000 in the Financing accounted for over 40% of the gross proceeds of the entire financing. The Company expects to use the proceeds as general working capital and to fund the expansion of production capacity.

"We really could not have found a better partner for Alkaline88® than Shaquille," said Ricky Wright, President and CEO of The Alkaline Water Company. "I can't overstate how business-minded he is about the success of this company, and I believe that this investment emphasizes that point even more. We're absolutely thrilled to have him as the face of our company, but even more so to count him as a business partner."

Each Subscription Receipt will entitle the holder to acquire, for no additional consideration, one unit (each, a "Unit") consisting of one common share (each, a "Share") of the Company and one transferable share purchase warrant (each, a "Warrant") upon shareholder approval for the Financing (the "Release Condition"). Each Warrant will entitle the holder thereof to acquire one Share (each, a "Warrant Share") for a period of three years from the date of issuance thereof at a price of US$1.25 per Warrant Share.

The Subscription Receipts will be converted into Units on the date the Release Condition is satisfied.  The proceeds of the Financing will be held in trust and will not be released to the Company until the Release Condition has been satisfied.  If the Release Condition is not satisfied on or before September 30, 2021, the proceeds of the Financing will be returned to subscribers without interest or penalty, and the Subscription Receipts will be cancelled.

The proceeds of the Financing are expected to be used to fund the Company's general working capital and expansion of production capacity.

No finder's fees were paid in connection with the Financing.

Klutch Financial Corp., a private company wholly owned by Aaron Keay, a director of the Company, was issued 1,000,000 Subscription Receipts under the Financing and Frank Lazaran, a director of the Company, was issued 50,000 Subscription Receipts under the Financing, each of which constitutes a "related party transaction" within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). The issuance to the insiders is exempt from the valuation requirement of MI 61-101 and from the minority shareholder approval requirements of MI 61-101 by virtue of the exemption contained in section 5.7(a) of MI 61-101 in that the fair market value of the consideration of the securities issued to the related parties did not exceed 25% of the Company's market capitalization.

About The Alkaline Water Company:

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label 'Clean Beverage.' Quickly being recognized as a growing lifestyle brand, Alkaline88® launched A88 Infused™ in 2019 to meet consumer demand for flavor-infused products. A88 Infused™ flavored water is available in six unique all-natural flavors, with new flavors coming soon. Additionally, in 2020, the Company launched A88 Infused Beverage Division Inc., which includes the Company's CBD water and flavor-infused water. For the Company's topical and ingestible offerings, A88 Infused Products Inc. includes the Company's lab-tested hemp-extract salves, balms, lotions, essential oils, bath salts, powder packs, oil tinctures, capsules, and gummies.

To purchase Alkaline88® and A88 Flavor Infused products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the Company will experience aggressive growth throughout fiscal 2022 in multiple different sales channels, and that Alkaline88 will become a household name for premium waters and a go-to brand across America.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations, and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com